NEFF & COMPANY
-------------------------
                      LLP




Securities and Exchange Commission
450 5th Street NW
Washington, DC   20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of RTI, Inc., dated December 16, 1997.


/s/ NEFF & COMPANY LLP
-----------------------------
    NEFF & COMPANY LLP


Albuquerque, New Mexico
December 18, 1997






  CERTIFIED PUBLIC ACCOUNTANTS - 7001 PROSPECT PLACE NE - ALBUQUERQUE, NM 87110
                       (505) 883-6612 - FAX (505) 664-3409


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December 22, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.   20549


Gentlemen:

We have been furnished with a copy of the response to item 4 of Form 8-K for the event that occurred on December 16, 1997, to be filed by our former client, RTI, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,



/s/ BDO SEIDMAN, LLP
--------------------------
    BDO SEIDMAN, LLP